Exhibit 40

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities and Exchange Act of 1934, the undersigned agree, in any and all capacities pursuant to which they report, to the joint filing on behalf of each of them of the statement to which this Exhibit is attached, and any amendments thereto, and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings.

Date: February 14, 2012

/s/ Alfred M. Rankin, Jr.
Name: Alfred M. Rankin, Jr., on behalf of himself, and as:

Attorney-in-Fact for Clara L. T. Rankin*
Attorney-in-Fact for Victoire G. Rankin*
Attorney-in-Fact for Helen R. Butler*
Attorney-in-Fact for Clara T. Rankin Williams*
Attorney-in-Fact for Thomas T. Rankin*
Attorney-in-Fact for Matthew M. Rankin*
Attorney-in-Fact for Claiborne R. Rankin*
Attorney-in-Fact for Chloe O. Rankin*
Attorney-in-Fact for Roger F. Rankin*
Attorney-in-Fact for Bruce T. Rankin*
Attorney-in-Fact for Martha S. Kelly*
Attorney-in-Fact for Susan Sichel*
Attorney-in-Fact for Jennifer T. Jerome*
Attorney-in-Fact for Caroline T. Ruschell*
Attorney-in-Fact for David F. Taplin*
Attorney-in-Fact for Beatrice B. Taplin*
Attorney-in-Fact for Thomas E. Taplin, Jr.*
Attorney-in-Fact for Theodore D. Taplin*
Attorney-in-Fact for Britton T. Taplin*
Attorney-in-Fact for PNC Bank, as trustee*
Attorney-in-Fact for Rankin Associates I, L.P.*
Attorney-in-Fact for Rankin Management, Inc.*
Attorney-in-Fact for Alison A. Rankin*
Attorney-in-Fact for Corbin K. Rankin*
Attorney-in-Fact for John C. Butler, Jr.*
Attorney-in-Fact for Rankin Associates II, L.P.*
Attorney-in-Fact for Chloe R. Seelbach*
Attorney-in-Fact for James T. Rankin*
Attorney-in-Fact for Claiborne R. Rankin, Jr.*
Attorney-in-Fact for David B. Williams*

Attorney-in-Fact for Scott W. Seelbach*
Attorney-in-Fact for Clara T. Rankin’s Qualified
Annuity Interest Trust 2004 A*
Attorney-in-Fact for Clara T. Rankin’s Qualified
Annuity Interest Trust 2004 B*
Attorney-in-Fact for Elizabeth B. Rankin*
Attorney in Fact for Julia L. Rankin*
Attorney in Fact for Thomas Parker Rankin*
Attorney-in-Fact for Rankin Associates, IV, L.P.*
Attorney-in-Fact for Clara T. Rankin’s Qualified
Annuity Interest Trust 2008 B*
Attorney-in-Fact for Alfred M. Rankin, Jr.’s Qualified
Annuity Interest Trust 2008 B*
Attorney-in-Fact for Clara T. Rankin’s Qualified
Annuity Interest Trust 2009 B*
Attorney-in-Fact for Alfred M. Rankin, Jr.’s Qualified
Annuity Interest Trust 2009 B*
Attorney in Fact for Lynne T. Rankin*
Attorney-in-Fact for Alfred M. Rankin, Jr.’s Qualified
Annuity Interest Trust 2010B*
Attorney-in-Fact for Jacob A. Kuipers*
Attorney-in-Fact for Alfred M. Rankin, Jr.’s 2011 Grantor
Retained Annuity Trust*

*	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 2 at page 26 through 106 and pages 113 through 121 of such Exhibit, in Exhibit 13 at pages 6 through 8 of such Exhibit, in Exhibit 14 at pages 6 through 8 of such Exhibit, in Exhibit 19 at pages 6 through 7 of such Exhibit, in Exhibit 20 at pages 6 through 7 of such Exhibit, in Exhibit 22 at pages 1 through 2 of such Exhibit, in Exhibit 23 at pages 6 through 7 of such Exhibit, in Exhibit 25 at pages 6 through 7 of such Exhibit, in Exhibit 27 at pages 6 through 7 of such Exhibit, in Exhibit 28 at pages 6 through 7 of such Exhibit, in Exhibit 29 at pages 6 through 7 of such Exhibit, in Exhibit 30 at pages 6 through 7 of such Exhibit, in Exhibit 32 at pages 5 through 6 of such Exhibit, in Exhibit 33 at pages 5 through 6 of such Exhibit, in Exhibit 34 at pages 6 through 7 of such Exhibit, in Exhibit 35 at pages 6 through 7 of such Exhibit, in Exhibit 36 at pages 6 through 7 of such Exhibit, in Exhibit 37 at pages 6 through 7 of such Exhibit, in Exhibit 38 at pages 6 through 7 of such Exhibit and in Exhibit 39 at pages 6 though 7 of such Exhibit.